EXHIBIT 10.2

SECURED PROMISSORY NOTE FROM

TF TECH VENTURES, INC.

$2,000,000	Oxnard, California July 22, 2022

FOR VALUE RECEIVED, TF Tech Ventures, Inc., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of CURE Pharmaceutical Corp. a California corporation (the “Noteholder”), with its principal address at 5805 Sepulveda Blvd., #801, Van Nuys, CA 91411, the principal amount of $2,000,000 (the “Loan”), together with all accrued interest thereon, as provided in this Secured Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on July 22, 2023 (“Maturity Date”), other than with respect to any Pending Claim Amount for which portion of the Loan the Maturity Date is extended as set forth in Section 5 below.

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. Interest.

(a) Interest Rate. Except as provided in Section 2(b), principal amounts outstanding under this Note shall bear interest at a rate per annum (the “Interest Rate”) equal to 2.37%.

(b) Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus 2.63% (the “Default Rate”).

(c) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 days and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. On any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(a) Interest Rate Limitation. If at any time the Interest Rate or Default Rate, as the case may be, payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate or Default Rate, as the case may be, shall be reduced automatically to the maximum rate permitted.

3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars on the date on which such payment is due and shall be made to Noteholder at 5805 Sepulveda Blvd., #801, Van Nuys, CA 91411, or at such other place as Noteholder may, from time to time, designate in writing. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

(d) Evidence of Debt. The Borrower authorizes the Noteholder to record on the grid attached as Exhibit A the Loan made to the Borrower and the date and amount of each payment or prepayment of the Loan. The entries made by the Noteholder shall be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Borrower’s obligation to repay the unpaid principal of the Loan with interest in accordance with the terms of this Note.

4. Grant of Security Interest.

(a) Borrower hereby unconditionally grants, assigns, and pledges to Noteholder to secure the Borrower’s obligations to make any payments under the terms of this Note, (the “Obligations”), a first priority continuing security interest (hereinafter referred to as the “Security Interest”) in all of Maker’s right, title, and interest in and to the following (as each such capitalized term is defined in the California Uniform Commercial Code, the “Code”) or the Purchase Agreement, as applicable), whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”): (i) fixed assets to the extent included in the Purchased Assets, (ii) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories, (iii) accounts receivable (iv) all substitutions for, additions to, replacements for, improvements to, and accessions to the foregoing (i) – (iii), and (v) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing clauses (i), (ii), and (iv), and any and all Accounts, Books, money, or other tangible or intangible property resulting from the sale, or other disposition of any of the foregoing. Borrower hereby authorizes Noteholder to file with the California Secretary of State’s Office a UCC-1 Financing Statement with respect to Noteholder’s Security Interest in the Collateral, and to execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Noteholder, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Note, or for assuring and confirming to the Noteholder the grant or perfection of a perfected first priority security interest in all the Collateral under the UCC.

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(b) Upon the occurrence of an Event of Default and the expiration of any applicable notice or cure periods hereunder, Noteholder, at its option, may (i) exercise any one or more of the cumulative rights and remedies hereinafter set forth and any other right or remedy provided for in this Note or available at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively, and the initiation or completion of any such exercise shall not constitute an election and shall not estop or prevent the pursuit of any other right or remedy; (ii) dispose of the Collateral in any manner allowed by law, in whole or in part, at one or more public or private sales, in its then condition or following any commercially reasonable action; and (iii) incur expenses, including reasonable attorneys’ fees and related costs, in the exercise of any right or remedy under or in connection with this Note, and Borrower agrees to pay or reimburse Noteholder for all such expenses and all such expenses shall become a part of the Secured Obligations hereunder. Noteholder is hereby vested with full power and authority to deliver to the purchaser or purchasers any and all of the Collateral disposed of in accordance herewith, and to execute and deliver any and all instruments or documents necessary to vest full title thereto in such purchaser or purchasers. Borrower hereby waives all demands of performance, notices of sale, advertisements and presence of the Collateral at any disposition thereof, except that Borrower shall be given thirty (30) days written notice of any disposition, which notice shall include the time and place of any public sale or the place where, and the time on or after which, any other disposition is to be made. Such sale may be conducted by an auctioneer or by any agent of Noteholder.

(c) Borrower hereby waives any right to require Noteholder (i) to proceed against any other person, firm or corporation liable on, or in connection with, any of the Secured Obligations; (ii) to proceed against or exhaust the Collateral, whether now held or hereafter acquired, or any specific part thereof; or (iii) to pursue any other right or remedy within Noteholder’s power.

(d) The proceeds of any disposition of all or any part of the Collateral shall be applied as follows: (i) first, to the payment of any and all reasonable expenses, including actual costs and reasonable attorneys’ fees, incurred or paid by Noteholder in enforcing this Agreement, or in obtaining possession of, dealing with or disposing of the Collateral; (ii) second, to the payment of the unpaid balance of the Loan, including accrued interest; and (iii) thereafter, any surplus shall be paid to Borrower.

(e) When the unpaid balance of the Loan is paid, and all of the Secured Obligations have been fully satisfied and discharged, Noteholder shall release its Security Interest in and to the Collateral, and this Note shall terminate and be of no further force or effect. Upon the termination of this Note pursuant to this Section 4(e), Noteholder shall, at the expense of Borrower, take all actions reasonably necessary or desirable to release any security interest then existing pursuant to this Note.

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5. Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a) Existence. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b) Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(c) Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

6. Offset Right. This Note is being delivered by Borrower as consideration for Borrower’s purchase of certain assets of Noteholder pursuant to that certain Asset Purchase Agreement between Borrower, as purchaser, and Noteholder, as seller, dated as of the date hereof (the “Purchase Agreement”). Any terms not otherwise defined herein shall have the meaning given to such term in the Purchase Agreement. Borrower shall have the right to offset the principal amount of the Loan by the amount of any Losses finally determined to be due from Seller to any Buyer Indemnitee in accordance with the terms of Section 7.07(a) of the Purchase Agreement. If Borrower provides Noteholder with notice of an indemnification claim in accordance with the Purchase Agreement prior to the Maturity Date, then the Maturity Date will be extended with respect to the amount of such Pending Claim until the fifth (5th) Business Day following the final determination of such indemnifiable claim. For the avoidance of doubt, Buyer shall make payment on the Maturity Date of the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note minus the Pending Claim Amount, if any. Reductions to the principal amount of the Loan as provided for in this Section 6 shall be treated and reported for all federal tax purposes as adjustments to the Purchase Price, unless otherwise required by law.

7. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due or (ii) any other amount due hereunder within ten (10) days after such amount is due.

(b) Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 7(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Noteholder.

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(c) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

8. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable and shall have all the rights and remedies available to it under this Note and the Security Agreement.

10. Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

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11. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with confirmation of transmission); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

If to Seller:	5805 Sepulveda Blvd., #801 Van Nuys, CA 91411 E-mail: nancy@theseralabs.com Attention: CEO of The Sera Labs, Inc.
with a copy to:	Stradling Yocca Carlson & Rauth 3075 Townsgate Road, Suite 330 Westlake Village, CA 91361 Attention: Brent Reinke Email: breinke@stradlinglaw.com Facsimile: (805) 730-6825
If to Buyer:	TF Tech Ventures, Inc. 4000 N. Federal Highway, Suite 216 Boca Raton, FL 33431 Facsimile: ____________________ E-mail: capreston92@gmail.com Attention: CA Preston, CEO
with a copy to:	K&L Gates LLP 4 Embarcadero Center, Suite 1200 San Francisco, CA 94111 Facsimile: 415-882-8220 E-mail: alidad.vakili@klgates.com Attention: Alidad Vakili

12. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California.

13. Disputes.

(a) Submission to Jurisdiction.

(i) The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of California sitting in Ventura County, and in the United States District Court for the Central District of California, and (B) submits to the jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii) Nothing in this Section 13(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii) Nothing in this Section 13(a) shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b) Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 13(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

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(c) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

14. Successors and Assigns. This Note may not be assigned or transferred by the Noteholder without the prior written consent of the Borrower in its sole discretion.

15. Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

16. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

17. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

18. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

19. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

20. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.) and any other similar state laws based on the Uniform Electronic Transactions Act.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of July 22, 2022.

BORROWER:

TF Tech Ventures, Inc.

		By:	/s/ C.A. Preston
Name: C.A. Preston
Title: CEO & President

ACKNOWLEDGED AND ACCEPTED BY:

NOTEHOLDER:

CURE Pharmaceutical Corporation

By	/s/ Rob Davidson
Name: Rob Davidson
Title: CEO

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